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                                                                    Exhibit 24.1

                              POWERS OF ATTORNEY


         WITNESSETH, that each of the undersigned directors or officers of MOUNTAINBANK FINANCIAL CORPORATION ("MFC"), a North Carolina corporation, by his or her execution hereof, hereby constitutes and appoints each of J. W. DAVIS and GREGORY L. GIBSON, or any substitute appointed by either of them, jointly and severally, as his or her true and lawful attorney-in-fact and agent for him or her, and in his or her name, place, and stead, to execute and sign the Registration Statement on Form S-4 or other appropriate form to be filed by MFC with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, with respect to the offer and issuance of shares of MFC's common stock to the shareholders of First Western Bank ("First Western") in exchange for their shares of First Western's common stock in connection with MFC's acquisition of First Western by its merger into and with MountainBank; and, further, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement, and file all of the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of each said attorney-in-fact and agent which they may lawfully do in the premises or cause to be done by virtue hereof.


         Signature                      Title                  Date
-------------------------------   -------------------    ------------------

   /s/ J. W. Davis                 President, Chief      September 12, 2001
-------------------------------    Executive Officer
    J. W. Davis                    and Director
                                   (principal
                                   executive officer)


   /s/ Gregory L. Gibson           Chief Financial       September 12, 2001
-------------------------------    Officer (principal
   Gregory L. Gibson               financial and
                                   accounting officer)


   /s/ Boyd L. Hyder               Chairman              September 12, 2001
-------------------------------
   Boyd L. Hyder


   /s/ William H. Burton III       Director              September 12, 2001
-------------------------------
   William H. Burton III


   /s/ Kenneth C. Feagin           Director              September 12, 2001
-------------------------------
   Kenneth C. Feagin


   /s/ Danny L. Ford               Director              September 12, 2001
-------------------------------
   Danny L. Ford
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   /s/ J. Edward Jones                    Director       September 12, 2001
-----------------------------------
   J. Edward Jones


   /s/ Ronald R. Lamb                     Director       September 12, 2001
-----------------------------------
   Ronald R. Lamb


   /s/ H. Steve McManus                   Director       September 12, 2001
-----------------------------------
   H. Steve McManus


   /s/ Catherine A. Schroader             Director       September 12, 2001
-----------------------------------
   Catherine A. Schroader


   /s/ Maurice A. Scott                   Director       September 12, 2001
-----------------------------------
   Maurice A. Scott


   /s/ William B. Taylor                  Director       October 2, 2001
-----------------------------------
   William B. Taylor